[LETTERHEAD OF BRAND FARRAR & BUXBAUM LLP]

                               February 10, 2000

Spatializer Audio Laboratories, Inc.
20700 Ventura Boulevard, Suite 134
Woodland Hills, California  91364

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Spatializer Audio Laboratories, Inc. (the "Company"), with respect to the filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the resale of an aggregate of up to 6,197,636 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), by certain stockholders of the Company. The Shares consist of 3,672,636 shares of Common Stock issued prior to the date hereof (the "Issued Shares"), and up to 2,525,000 shares of Common Stock issuable upon exercise of currently outstanding options and warrants ("Option Shares"). This opinion is delivered to you in connection with the Registration Statement for the aforementioned resales.

      As such counsel, we have examined such documents and records of the Company as we deemed necessary as a basis for the opinion set forth herein, and we are familiar with actions anticipated to be taken by the Company in connection with the authorization and issuance of the Shares.

      With respect to the Issued Shares, we have assumed that such shares have been issued and the certificates evidencing the same have been duly delivered, against receipt of the consideration stipulated therefor, which was not less than the par value of the Issued Shares.

      With respect to the issuance of the Option Shares by the Company, we have assumed that the Option Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the respective terms of the options and the warrants, as the case may be, and against receipt of the consideration stipulated therefor, which will not be less than the par value of the Option Shares.
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Spatializer Audio Laboratories, Inc.                  BRAND FARRAR & BUXBAUM LLP
February 10, 2000                                         COUNSELLORS AT LAW
Page 2


      Based on such examination, in reliance thereon, subject to the foregoing assumptions, and subject to compliance with applicable state securities laws, we are of the opinion that the Issued Shares are or, in the case of the Option Shares, when issued by the Company and paid for in the manner described in the Registration Statement, will be, validly issued, fully paid and nonassessable.

      The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ BRAND FARRAR & BUXBAUM LLP

                                        BRAND FARRAR & BUXBAUM LLP